SYSCO REPORTS FIRST QUARTER 2026 RESULTS;
REITERATES FY26 GUIDANCE

HOUSTON, October 28, 2025 - Sysco Corporation (NYSE:SYY) (“Sysco” or the “company”) today announced financial results for its 13-week first fiscal quarter ended September 27, 2025.

Key financial results for the first quarter of fiscal year 2026 include the following (comparisons are to the same period in fiscal year 2025):
•Sales increased 3.2%; U.S. Foodservice volume increased 0.1%;
•Gross profit increased 3.9% to $3.9 billion;
•Operating income decreased 1.0% to $800 million, and adjusted operating income increased 2.9% to $898 million1;
•Net earnings decreased 2.9% to $476 million, and adjusted net earnings increased 2.0% to $551 million1;
•EBITDA decreased 3.1% to $1.0 billion2, and adjusted EBITDA increased 0.1% to $1.1 billion1,2; and
•EPS3 remained flat at $0.99, and adjusted EPS1 increased 5.5% to $1.15.

“We are pleased with the start to our fiscal 2026, with solid improvement in our sales performance, margin management, and supply chain operations. Our Q1 adjusted EPS performance exceeded expectations, fueled by strong improvement in our local business. Our broadline local business was positive for the quarter, and improved sequentially each period of the quarter. Our USFS local business had a positive exit velocity for the quarter and improved 120 basis points sequentially. Our USFS local volume rate of improvement strongly outpaced the industry traffic environment. Momentum is building at Sysco, and the positive outcomes we are seeing re-enforce our confidence in our full year guide. I want to thank our entire team for their customer focus, the improvement in our business that they are delivering, and express how excited everyone at Sysco is for the year ahead,” said Kevin Hourican, Sysco’s Chair of the Board and Chief Executive Officer.

“First quarter results included volume improvements, another quarter of gross margin expansion, and solid expense controls. This reflects our focus on operational execution in the current macro environment. Based on a strong Q1 and trends observed in October, we are confident in our full year guidance of sales growth of 3%-5% and adjusted EPS growth of 1%-3%, which includes an approximate $100 million ($0.16 per diluted share) headwind from lapping lower incentive compensation in fiscal 2025. Excluding this impact, our reiterated outlook reflects EPS growth of approximately 5% to 7%, with the midpoint in-line with our long-term financial algorithm,” said Kenny Cheung, Sysco’s Chief Financial Officer.

1 Adjusted financial results, including adjusted operating expense, adjusted operating income (loss), adjusted net earnings, adjusted earnings per share (EPS) and adjusted EBITDA, among others, are non-GAAP financial measures that exclude certain items, which primarily include acquisition-related costs, restructuring and severance costs, and transformational project costs. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
2 Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
3 Earnings per share (EPS) are shown on a diluted basis, unless otherwise specified.

First Quarter Fiscal Year 2026 Results (comparisons are to the same period in fiscal year 2025)

Total Sysco

Sales for the first quarter increased 3.2% to $21.1 billion.

Gross profit increased 3.9% to $3.9 billion, and gross margin increased 13 basis points to 18.5%. Product cost inflation was 3.4% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the meat and seafood categories. The increase in gross profit for the first quarter was primarily driven by effective management of product cost inflation and strategic sourcing efficiencies.

Operating expenses increased 5.3%, driven by business capacity and sales headcount investments. Adjusted operating expenses increased 4.3%1.

Operating income decreased 1.0% to $800 million, and adjusted operating income increased 2.9% to $898 million1.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment results were impacted by slight volume growth and continued investments across capacity and headcount.

Sales for the first quarter increased 2.9% to $14.8 billion. Total case volume within U.S. Foodservice increased 0.1% for the first quarter, while local case volume within U.S. Foodservice decreased 0.2%.

Gross profit increased 2.8% to $2.8 billion, and gross margin decreased 3 basis points to 19.1%.

Operating expenses increased 5.7%, and adjusted operating expenses increased 4.7%1.

Operating income decreased 3.1% to $880 million, and adjusted operating income decreased 1.0% to $916 million1.

International Foodservice Operations

The International Foodservice Operations segment continued to deliver effective margin management, local volume growth and double-digit profit growth.

Sales for the first quarter increased 4.5% to $4.0 billion. On a constant currency basis4, sales for the first quarter increased 2.1% to $3.9 billion. Foreign exchange rates increased both International Foodservice Operations sales by 2.4% and total Sysco sales by 0.4% during the quarter. Excluding the impact of the Mexico joint venture5, which was divested during the second quarter of fiscal 2025, sales grew 7.9% for International Foodservice Operations and 3.8% for total Sysco.

Gross profit increased 6.7% to $826 million, and gross margin increased 43 basis points to 20.8%. On a constant currency basis4, gross profit increased 3.6% to $802 million. Foreign exchange rates increased both International Foodservice Operations gross profit by 3.1% and total Sysco gross profit by 0.6% during the quarter.

Operating expenses increased 5.8%, and adjusted operating expenses increased 5.4%1. On a constant currency basis4, adjusted operating expenses increased 1.9%. Foreign exchange rates increased both International Foodservice Operations operating expenses by 3.5% and total Sysco operating expenses by 0.8% during the quarter.

4 Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
5 Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Operating income increased 12.9% to $114 million, and adjusted operating income increased 13.1% to $147 million1. On a constant currency basis4, adjusted operating income increased 12.3% to $146 million. Foreign exchange rates increased both International Foodservice Operations operating income by 0.8% and total Sysco operating income by 0.2% during the quarter.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $844 million and total liquidity of $3.5 billion.

Debt to net earnings was approximately 7.4 times, and Net Debt to adjusted EBITDA6 was approximately 2.9 times.

During the first 13 weeks of fiscal year 2026, Sysco returned $259 million to shareholders via dividends.

Cash flow from operations was $86 million and free cash flow7 was negative $50 million for the first 13 weeks of fiscal year 2026.

Capital expenditures, net of proceeds from sales of plant and equipment, for the first 13 weeks of fiscal year 2026 were $136 million.
6 Net debt to adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. Our net debt to adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of adjusted EBITDA. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.
7 Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release. Free cash flow is a non-GAAP financial measure that represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Conference Call & Webcast

Sysco will host a conference call to review the company’s first quarter and full fiscal year 2026 financial results on Tuesday, October 28, 2025, at 10:00 a.m. Eastern Daylight Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:
	13-Week Period Ended

Financial Comparison:	September 27, 2025	September 28, 2024	Change
GAAP:
Sales	$21.1 billion	$20.5 billion	3.2%
Gross Profit	$3.9 billion	$3.8 billion	3.9%
Gross Margin	18.5%	18.3%	13 bps
Operating Expenses	$3.1 billion	$2.9 billion	5.3%
Operating Income	$800 million	$808 million	-1.0%
Operating Margin	3.8%	3.9%	-16 bps
Net Earnings	$476 million	$490 million	-2.9%
Diluted Earnings Per Share	$0.99	$0.99	—%

Non-GAAP (1):
Adjusted Operating Expenses	$3.0 billion	$2.9 billion	4.3%
Adjusted Operating Income	$898 million	$873 million	2.9%
Adjusted Operating Margin	4.3%	4.3%	-1 bps
EBITDA	$1.0 billion	$1.0 billion	-3.1%
Adjusted EBITDA	$1.1 billion	$1.1 billion	0.1%
Adjusted Net Earnings	$551 million	$540 million	2.0%
Adjusted Diluted Earnings Per Share (2)	$1.15	$1.09	5.5%

Case Growth:
U.S. Foodservice	0.1%	2.7%
Local	-0.2%	0.2%

Sysco Brand Sales as a % of Cases (3):
U.S. Broadline	35.6%	36.6%	-93 bps
Local	46.1%	46.9%	-85 bps
Note:
(1) Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(2) Individual components in the table above may not sum to the totals due to the rounding.
(3) Amounts reflect the impact of current customer classifications; prior period history has been reclassified to match the current period customer classification.

Forward-Looking Statements

Statements made in this press release or in our earnings call for the first quarter of fiscal year 2026 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements concern, among other things, our future financial performance and results, business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions and other statements that are not historical facts, including our expectations regarding foot traffic and volume growth and benefits to gross margins; and our expectations regarding our future growth, including growth in sales and earnings per share.

Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions, including those outside of Sysco’s control. Risks and uncertainties include without limitation: the impact of geopolitical, economic and market conditions and developments, including changes in global trade policies and tariffs; risks related to our business initiatives; periods of significant or prolonged inflation or deflation and their impact on our product costs and profitability generally; risks related to our efforts to implement our transformation initiatives and meet our other long-term strategic objectives; risk of interruption of supplies and increase in product costs; risks related to changes in consumer eating habits; and impact of natural disasters or adverse weather conditions, public health crises, adverse publicity or lack of confidence in our products, and product liability claims. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein. For more information on these risks and other concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food and related products to customers who prepare meals away from home. This includes restaurants, healthcare and educational facilities, lodging establishments, entertainment venues, and more. Sysco operates 337 distribution centers, in 10 countries, with 75,000 colleagues serving approximately 730,000 customer locations. The company generated sales of more than $81 billion in fiscal year 2025 that ended June 28, 2025.

As the world’s largest food-away-from-home distributor, Sysco offers customized supply chain solutions, bespoke specialty product offerings, and culinary support to drive customers to innovate and optimize their operations. We act as a trusted business partner to our customers, helping them grow through our industry-leading portfolio that includes fresh produce, premium proteins, specialty products, sustainably focused items, equipment and supplies, and innovative culinary solutions.

For more information, visit www.sysco.com. For important news and key information for Sysco investors, visit the Investor Relations section of the company’s website at investors.sysco.com.

SYY-INVESTORS

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (Unaudited) (In Millions, Except for Share and Per Share Data)
	13-Week Period Ended
	Sep. 27, 2025	Sep. 28, 2024

Sales	$21,148	$20,484
Cost of sales	17,247	16,731
Gross profit	3,901	3,753
Operating expenses	3,101	2,945
Operating income	800	808
Interest expense	172	160
Other expense (income), net	28	6
Earnings before income taxes	600	642
Income taxes	124	152
Net earnings	$476	$490

Net earnings:
Basic earnings per share	$0.99	$1.00
Diluted earnings per share	0.99	0.99

Average shares outstanding	478,761,180	492,023,827
Diluted shares outstanding	480,365,666	493,785,973

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED BALANCE SHEETS (In Millions, Except for Share Data)
	Sep. 27, 2025	Jun. 28, 2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$844	$1,071
Accounts receivable, less allowances of $46 and $17	5,800	5,502
Inventories	5,377	5,053
Prepaid expenses and other current assets	387	338
Income tax receivable	4	4
Total current assets	12,412	11,968
Plant and equipment at cost, less accumulated depreciation	5,936	6,084
Other long-term assets
Goodwill	5,190	5,231
Intangibles, less amortization	1,043	1,080
Deferred income taxes	490	497
Operating lease right-of-use assets, net	1,172	1,131
Other assets	801	783
Total other long-term assets	8,696	8,722
Total assets	$27,044	$26,774

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,492	$6,512
Accrued expenses	2,166	2,268
Accrued income taxes	117	51
Current operating lease liabilities	141	136
Current maturities of long-term debt	1,894	949
Total current liabilities	10,810	9,916
Long-term liabilities
Long-term debt	11,459	12,360
Deferred income taxes	351	345
Long-term operating lease liabilities	1,087	1,049
Other long-term liabilities	1,226	1,247
Total long-term liabilities	14,123	15,001
Commitments and contingencies
Noncontrolling interest	44	27
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765	765
Paid-in capital	2,010	1,986
Retained earnings	13,262	13,061
Accumulated other comprehensive loss	(1,129)	(1,098)
Treasury stock at cost, 286,624,506 and 287,678,658 shares	(12,841)	(12,884)
Total shareholders’ equity	2,067	1,830
Total liabilities and shareholders’ equity	$27,044	$26,774

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED CASH FLOWS (Unaudited) (In Millions)
	13-Week Period Ended
	Sep. 27, 2025	Sep. 28, 2024
Cash flows from operating activities:
Net earnings	$476	$490
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	31	30
Depreciation and amortization	233	235
Operating lease asset amortization	37	34
Amortization of debt issuance and other debt-related costs	4	4
Deferred income taxes	(5)	(17)
Provision for losses on receivables	30	21
Other non-cash items	8	(40)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(349)	(427)
Increase in inventories	(335)	(287)
Increase in prepaid expenses and other current assets	(42)	(16)
Increase in accounts payable	82	27
Decrease in accrued expenses	(83)	(128)
Decrease in operating lease liabilities	(49)	(42)
Increase in accrued income taxes	66	140
(Increase) decrease in other assets	(11)	2
(Decrease) increase in other long-term liabilities	(7)	27
Net cash provided by operating activities	86	53
Cash flows from investing activities:
Additions to plant and equipment	(160)	(122)
Proceeds from sales of plant and equipment	24	77
Purchase of marketable securities	—	(12)
Proceeds from sales of marketable securities	7	10
Other investing activities	22	1
Net cash used for investing activities	(107)	(46)
Cash flows from financing activities:
Bank and commercial paper borrowings, net	76	240
Other debt borrowings including senior notes	2	3
Other debt repayments including senior notes	(42)	(44)
Proceeds from stock option exercises	43	29
Stock repurchases	—	(108)
Dividends paid	(259)	(251)
Other financing activities	(15)	—
Net cash used for financing activities	(195)	(131)
Effect of exchange rates on cash, cash equivalents and restricted cash	(6)	13
Net decrease in cash, cash equivalents and restricted cash	(222)	(111)
Cash, cash equivalents and restricted cash at beginning of period	1,349	945
Cash, cash equivalents and restricted cash at end of period	$1,127	$834

Supplemental disclosures of cash flow information:
Cash paid during the period for:

Interest	$178	$144
Income taxes, net of refunds	31	26

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items

The discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA and free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove: (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; and (4) acquisition-related costs consisting of (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions.

The results of our operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. We also measure our sales growth excluding the impact of our joint venture in Mexico which was divested in the second quarter of fiscal 2025.

Management believes that adjusting its operating expenses, operating income, operating margin, net earnings and diluted earnings per share to remove these Certain Items, presenting its results on a constant currency basis, and adjusting its sales results to exclude the impact of its joint venture in Mexico provides an important perspective with respect to our underlying business trends and results. It provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2026 and fiscal year 2025.

Set forth on the following page is a reconciliation of sales, operating expenses, operating income, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not be equal to the total presented when added due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Sep. 28, 2024	Change in Dollars	%/bps Change
Sales (GAAP)	$21,148	$20,484	$664	3.2%
Impact of Mexico joint venture sales	—	(117)	117	0.6
Comparable sales excluding Mexico joint venture (Non-GAAP)	$21,148	$20,367	$781	3.8%

Sales (GAAP)	$21,148	$20,484	$664	3.2%
Impact of currency fluctuations (1)	(91)		(91)	(0.4)
Comparable sales using a constant currency basis (Non-GAAP)	$21,057	$20,484	$573	2.8%

Cost of sales (GAAP)	$17,247	$16,731	$516	3.1%

Gross profit (GAAP)	$3,901	$3,753	$148	3.9%
Impact of currency fluctuations (1)	(24)		(24)	(0.6)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,877	$3,753	$124	3.3%

Gross margin (GAAP)	18.45%	18.32%		13 bps
Impact of currency fluctuations (1)	(0.04)			-4 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.41%	18.32%		9 bps

Operating expenses (GAAP)	$3,101	$2,945	$156	5.3%
Impact of restructuring and transformational project costs (2)	(56)	(27)	(29)	NM
Impact of acquisition-related costs (3)	(42)	(38)	(4)	(10.5)
Operating expenses adjusted for Certain Items (Non-GAAP)	3,003	2,880	123	4.3
Impact of currency fluctuations (1)	(23)		(23)	(0.8)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,980	$2,880	$100	3.5%

Operating expense as a percentage of sales (GAAP)	14.66%	14.38%		28 bps
Impact of certain item adjustments	(0.46)	(0.32)		-14 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.20%	14.06%		14 bps

Operating income (GAAP)	$800	$808	$(8)	(1.0)%
Impact of restructuring and transformational project costs (2)	56	27	29	NM
Impact of acquisition-related costs (3)	42	38	4	10.5
Operating income adjusted for Certain Items (Non-GAAP)	898	873	25	2.9
Impact of currency fluctuations (1)	(1)		(1)	(0.2)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$897	$873	$24	2.7%

Operating margin (GAAP)	3.78%	3.94%		-16 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.25%	4.26%		-1 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	4.26%	4.26%		0 bps

Net earnings (GAAP)	$476	$490	$(14)	(2.9)%
Impact of restructuring and transformational project costs (2)	56	27	29	NM
Impact of acquisition-related costs (3)	42	38	4	10.5
Tax impact of restructuring and transformational project costs (4)	(13)	(6)	(7)	NM
Tax impact of acquisition-related costs (4)	(10)	(9)	(1)	(11.1)

Net earnings adjusted for Certain Items (Non-GAAP)	$551	$540	$11	2.0%

Diluted earnings per share (GAAP)	$0.99	$0.99	$—	—%
Impact of restructuring and transformational project costs (2)	0.12	0.05	0.07	NM
Impact of acquisition-related costs (3)	0.09	0.08	0.01	12.5
Tax impact of restructuring and transformational project costs (4)	(0.03)	(0.01)	(0.02)	NM
Tax impact of acquisition-related costs (4)	(0.02)	(0.02)	—	—
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (5)	$1.15	$1.09	$0.06	5.5%

Diluted shares outstanding	480,365,666	493,785,973

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal 2026 includes $10 million related to restructuring and severance charges and $46 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal 2025 includes $4 million related to restructuring and severance charges and $23 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy.
(3)	Fiscal 2026 includes $31 million of intangible amortization expense and $11 million in acquisition and due diligence costs. Fiscal 2025 includes $32 million of intangible amortization expense and $6 million in acquisition and due diligence costs.
(4)	The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(5)	Individual components of diluted earnings per share may not equal the total presented when added due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Sep. 28, 2024	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$14,780	$14,362	$418	2.9%
Gross profit (GAAP)	2,823	2,747	76	2.8%
Gross margin (GAAP)	19.10%	19.13%		-3 bps

Operating expenses (GAAP)	$1,943	$1,839	$104	5.7%
Impact of restructuring and transformational project costs (1)	(7)	(5)	(2)	(40.0)
Impact of acquisition-related costs (2)	(29)	(12)	(17)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$1,907	$1,822	$85	4.7%

Operating income (GAAP)	$880	$908	$(28)	(3.1)%
Impact of restructuring and transformational project costs (1)	7	5	2	40.0
Impact of acquisition-related costs (2)	29	12	17	NM
Operating income adjusted for Certain Items (Non-GAAP)	$916	$925	$(9)	(1.0)%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$3,966	$3,794	$172	4.5%
Impact of Mexico joint venture sales	—	(117)	117	3.4
Comparable sales excluding Mexico joint venture (Non-GAAP)	$3,966	$3,677	$289	7.9%

Sales (GAAP)	$3,966	$3,794	$172	4.5%
Impact of currency fluctuations (3)	(91)		(91)	(2.4)
Comparable sales using a constant currency basis (Non-GAAP)	$3,875	$3,794	$81	2.1%

Gross profit (GAAP)	$826	$774	$52	6.7%
Impact of currency fluctuations (3)	(24)		(24)	(3.1)
Comparable gross profit using a constant currency basis (Non-GAAP)	$802	$774	$28	3.6%

Gross margin (GAAP)	20.83%	20.40%		43 bps
Impact of currency fluctuations (3)	(0.13)			-13 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	20.70%	20.40%		30 bps

Operating expenses (GAAP)	$712	$673	$39	5.8%
Impact of restructuring and transformational project costs (4)	(23)	(12)	(11)	(91.7)
Impact of acquisition-related costs (5)	(10)	(17)	7	41.2
Operating expenses adjusted for Certain Items (Non-GAAP)	679	644	35	5.4
Impact of currency fluctuations (3)	(23)		(23)	(3.5)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$656	$644	$12	1.9%

Operating income (GAAP)	$114	$101	$13	12.9%
Impact of restructuring and transformational project costs (4)	23	12	11	91.7
Impact of acquisition-related costs (5)	10	17	(7)	(41.2)
Operating income adjusted for Certain Items (Non-GAAP)	147	130	17	13.1
Impact of currency fluctuations (3)	(1)		(1)	(0.8)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$146	$130	$16	12.3%

SYGMA
Sales (GAAP)	$2,129	$2,046	$83	4.1%
Gross profit (GAAP)	170	163	7	4.3%
Gross margin (GAAP)	7.98%	7.97%		1 bps

Operating expenses (GAAP)	$145	$145	$—	—%
Operating income (GAAP)	25	18	7	38.9%

OTHER
Sales (GAAP)	$273	$282	$(9)	(3.2)%
Gross profit (GAAP)	68	72	(4)	(5.6)%
Gross margin (GAAP)	24.91%	25.53%		-62 bps

Operating expenses (GAAP)	$64	$63	$1	1.6%
Operating income (GAAP)	4	9	(5)	(55.6)%

GLOBAL SUPPORT CENTER
Gross profit (loss) (GAAP)	$14	$(3)	$17	NM

Operating expenses (GAAP)	$237	$225	$12	5.3%
Impact of restructuring and transformational project costs (6)	(26)	(10)	(16)	NM
Impact of acquisition-related costs (7)	(3)	(9)	6	66.7
Operating expenses adjusted for Certain Items (Non-GAAP)	$208	$206	$2	1.0%

Operating loss (GAAP)	$(223)	$(228)	$5	2.2%
Impact of restructuring and transformational project costs (6)	26	10	16	NM
Impact of acquisition-related costs (7)	3	9	(6)	(66.7)
Operating loss adjusted for Certain Items (Non-GAAP)	$(194)	$(209)	$15	7.2%

TOTAL SYSCO
Sales (GAAP)	$21,148	$20,484	$664	3.2%
Gross profit (GAAP)	3,901	3,753	148	3.9%
Gross margin (GAAP)	18.45%	18.32%		13 bps

Operating expenses (GAAP)	$3,101	$2,945	$156	5.3%
Impact of restructuring and transformational project costs (1) (4) (6)	(56)	(27)	(29)	NM
Impact of acquisition-related costs (2) (5) (7)	(42)	(38)	(4)	(10.5)
Operating expenses adjusted for Certain Items (Non-GAAP)	$3,003	$2,880	$123	4.3%

Operating income (GAAP)	$800	$808	$(8)	(1.0)%
Impact of restructuring and transformational project costs (1) (4) (6)	56	27	29	NM
Impact of acquisition-related costs (2) (5) (7)	42	38	4	10.5
Operating income adjusted for Certain Items (Non-GAAP)	$898	$873	$25	2.9%

(1)	Primarily represents severance and transformation initiative costs.
(2)	Fiscal 2026 and fiscal 2025 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation costs primarily in Europe.
(5)	Primarily represents intangible amortization expense and acquisition costs.
(6)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(7)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Free Cash Flow
(In Millions)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Sep. 28, 2024	13-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$86	$53	$33
Additions to plant and equipment	(160)	(122)	(38)
Proceeds from sales of plant and equipment	24	77	(53)
Free Cash Flow (Non-GAAP)	$(50)	$8	$(58)

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Dollars in Millions)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Sep. 28, 2024	Change in Dollars	% Change
Net earnings (GAAP)	$476	$490	$(14)	(2.9)%
Interest (GAAP)	172	160	12	7.5
Income taxes (GAAP)	124	152	(28)	(18.4)
Depreciation and amortization (GAAP)	233	235	(2)	(0.9)
EBITDA (Non-GAAP)	$1,005	$1,037	$(32)	(3.1)%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	$54	$26	$28	NM
Impact of acquisition-related costs (2)	11	6	5	83.3
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$1,070	$1,069	$1	0.1%
Other expense (income), net	28	6	22	NM
Depreciation and amortization, as adjusted (Non-GAAP) (4)	(200)	(202)	2	1.0
Operating income adjusted for Certain Items (Non-GAAP)	$898	$873	$25	2.9%

(1)	Fiscal 2026 and fiscal 2025 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Fiscal 2026 and fiscal 2025 include acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $6 million and $7 million or non-cash stock compensation expense of $31 million and $30 million in fiscal 2026 and fiscal 2025, respectively.
(4)	Fiscal 2026 includes $233 million in GAAP depreciation and amortization expense, less $33 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal 2025 includes $235 million in GAAP depreciation and amortization expense, less $33 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Net Debt to Adjusted EBITDA
(In Millions)

Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. It is an important measure used by management to evaluate our access to liquidity, and we believe it is a representation of our financial strength. Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

Sep. 27, 2025
Current maturities of long-term debt	$1,894
Long-term debt	11,459
Total Debt (GAAP)	13,353
Cash & Cash Equivalents (1)	(919)
Net Debt (Non-GAAP)	$12,434

Net Earnings for the previous 12 months (GAAP)	$1,814
Adjusted EBITDA for the previous 12 months (Non-GAAP) (2)	$4,294

Total Debt/Net Earnings Ratio (GAAP)	7.36
Total Debt/Adjusted EBITDA Ratio (Non-GAAP)	3.11
Net Debt/Adjusted EBITDA Ratio (Non-GAAP)	2.90

Note:
(1) Includes cash reserved for an acquisition in the UK.
(2) Refer to non-GAAP reconciliation at the end of this release.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months)
(In Millions)

	13-Week Period Ended Sep. 27, 2025	13-Week Period Ended Jun. 28, 2025	13-Week Period Ended Mar. 29, 2025	13-Week Period Ended Dec. 28, 2024	Total
Net earnings (GAAP)	$476	$531	$401	$406	$1,814
Interest (GAAP)	172	166	149	160	647
Income taxes (GAAP)	124	186	122	127	559
Depreciation and amortization (GAAP)	233	234	238	238	943
EBITDA (Non-GAAP)	$1,005	$1,117	$910	$931	$3,963
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	54	74	49	30	207
Impact of acquisition-related costs (2)	11	3	10	8	32
Impact of goodwill impairment	—	92	—	—	92
EBITDA adjusted for Certain Items (Non-GAAP) (3)	$1,070	$1,286	$969	$969	$4,294

(1)	Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.
(2)	Includes acquisition and due diligence costs.
(3)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $6 million or non-cash stock compensation expense of $31 million in Q1 fiscal 2026, interest income of $8 million or non-cash stock compensation expense of $19 million in Q4 fiscal 2025, interest income of $7 million or non-cash stock compensation expense of $15 million in Q3 fiscal 2025, and interest income of $7 million or non-cash stock compensation expense of $30 million in Q2 fiscal 2025.

Projected Adjusted EPS Guidance

Adjusted earnings per share is a non-GAAP financial measure; however, we cannot predict with certainty certain items that would be included in the most directly comparable GAAP measure for the relevant future periods. Due to these uncertainties, we cannot provide a quantitative reconciliation of projected adjusted EPS to the most directly comparable GAAP financial measure without unreasonable effort. However, we expect to calculate adjusted earnings per share for future periods in the same manner as the reconciliations provided for the historical periods herein.